UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2014

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Adoption of 2014 Equity Incentive Plan

On May 21, 2014, the stockholders of Monarch Casino & Resort, Inc. (the “Company”) adopted the Company’s 2014 Equity Incentive Plan (the “2014 Plan”).  The purposes of the 2014 Plan are to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business.

The 2014 Plan is an “omnibus plan” under which stock options, stock appreciation rights, performance awards, dividend equivalents, restricted stock, and restricted stock units can be awarded to employees, directors and consultants of the Company. The 2014 Plan’s initial share reservation will be 1,000,000 shares. The term of the 2014 Plan is for 10 years from the date of its adoption.

Pursuant to the terms of the 2014 Plan, either the Board or a committee designated by the Board is authorized to administer the plan.  The administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards under the 2014 Plan may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject certain limitations), to approve award agreements for use under the 2014 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2014 Plan (subject to certain limitations), to construe and interpret the terms of the 2014 Plan and awards granted, and to take such other action not inconsistent with the terms of the 2014 Plan as the administrator deems appropriate.

Incentive stock options granted under the 2014 Plan are those intended to qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code.  However, to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the 2014 Plan must be approved by the stockholders of the Company within 12 months of its adoption.  Non-qualified stock options granted under the 2014 Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The foregoing summary of the terms and conditions of the 2014 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2014 Plan attached as exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 10.1                              2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino & Resort, Inc.

Date: May 23, 2014	/s/ Ronald Rowan
Ronald Rowan Chief Financial Officer and Treasurer